Exhibit 10.13

Forgent Power Solutions, Inc.

2026 Equity Incentive Plan

Restricted Stock Unit Award Agreement

(Employee Form)

This Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between Forgent Power Solutions, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”), effective as of [•] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Forgent Power Solutions, Inc. 2026 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant that will provide the Participant the opportunity to receive shares of Common Stock upon the settlement of stock units on the terms and conditions set forth in the Plan and this Agreement (“Restricted Stock Units”).

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.	Grant of Award. The Company hereby grants to the Participant, effective as of the Date of Grant, [•] Restricted Stock Units, on the terms and conditions set forth in the Plan and this Agreement.

2.	Vesting. The Restricted Stock Units shall vest as follows:

(a)

General. One-third (1/3rd) of the Restricted Stock Units shall vest on each of the first three (3) anniversaries of the Date of Grant, subject to the Participant’s continued Service through the applicable vesting date. Subject to Section 2(b), unvested Restricted Stock Units will be forfeited automatically and without consideration upon the Participant’s termination of Service.

(b)

Accelerated Vesting. If the acquiring, surviving or successor entity in the Change in Control does not assume, continue or substitute Participant’s unvested Restricted Stock Units, whether or not Participant’s employment is terminated as a result of the Change in Control, all unvested Restricted Stock Units shall become fully vested as of the date of such Change in Control, or if applicable, at such earlier time as may be necessary to allow the Company to settle the Restricted Stock Units prior to such Change in Control, in either case, subject to the Participant’s continued Service until immediately prior to the Change in Control. If the acquiring, surviving or successor entity in the Change in Control does assume, continue or substitute Participant’s unvested Restricted Stock Units and the Participant’s Service is terminated by the Company without Cause upon or within twenty-four (24) months following a Change in Control, all unvested Restricted Stock Units shall become fully vested as of the date of termination of Service.

3.	Payment

(a)

Settlement. The Company shall deliver to the Participant within sixty (60) days following the vesting date of the Restricted Stock Units, a number of shares of Common Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 2. The Company may deliver such shares of Common Stock either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of shares to be issued in respect of the Restricted Stock Units, registered in the name of the Participant.

(b)

Taxes. Participant shall be solely responsible for all income, employment and other taxes attributable to Participant under this Agreement and the Company shall have the right to require the Participant to remit to the Company the amount necessary to satisfy the federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, or to deduct or withhold from any shares of Common Stock deliverable in respect of the Restricted Stock Units to satisfy such withholding obligation. In addition, subject to Section 16 of the Exchange Act, withholding may be satisfied through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the withholding amount, which shall be subject to any terms and conditions imposed by the Committee.

4.

Section 280G Best Net-of-Tax Cutback. In the event that any payments or benefits provided under the Plan and this Agreement, together with any payments or benefits to be provided under any other plan, program, arrangement or agreement, would constitute parachute payments within the meaning of Section 280G of the Code and would, but for this Section 4 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (the “Excise Tax”), then the amounts of any such payments or benefits under the Plan, this Agreement and such other arrangements shall be either (a) paid in full or (b) reduced to the minimum extent necessary to ensure that no portion of the payments or benefits is subject to the Excise Tax, whichever of the foregoing (a) or (b) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). Any reduction pursuant to this Section 4 shall be made in a manner that results in the greatest economic benefit for the Participant and is consistent with the requirements of Section 409A. Any determination required under this Section 4 shall be made in writing by a nationally recognized public accounting firm selected the Company and the Company and the Participant shall provide the accounting firm with such information and documents as the accounting firm may reasonably request in order to make such determination.

5.	Miscellaneous Provisions

(a)

Dividend Equivalents. If cash dividends or other cash distributions are paid in respect of the shares of Common Stock underlying unvested Restricted Stock Units, then a dividend equivalent equal to the amount paid in respect of one share of Common Stock shall be credited to an account for the Participant and be paid, in cash or shares, subject to the same vesting and settlement terms as the related Restricted Stock Units.

(b)

Transfer Restrictions. The shares of Common Stock delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(c)

Clawback Policy. The Participant acknowledges that the Participant is subject to the provisions of Section 12 (Forfeiture Events) and Section 15.6 (Trading Policy and Other Restrictions) of the Plan and any compensation recovery, “clawback” or similar policy adopted by the Company from time to time and/or made applicable by law.

(d)

Adjustments. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.4 of the Plan, the Restricted Stock Units may be adjusted in accordance with Section 4.4 of the Plan.

(e)

No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(f)

Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)

Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(h)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(i)

Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(j)

Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(k)

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(l)

Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail. The Participant understands they have a right to consult with counsel and have been afforded the opportunity to consult with an attorney to the extent they wish to do so.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Award Agreement as of the dates set forth below.

PARTICIPANT	FORGENT POWER SOLUTIONS, INC.

By:	By:

Date:	Date:

[Signature Page – Restricted Stock Unit Award Agreement]